Exhibit 1

                                                               September 5, 2002

                             Joint Filing Agreement

         In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of us of a Schedule 13D relating to the Common Stock, par value $0.001 per share, of Tularik Inc., a Delaware corporation, and that any subsequent amendments thereto filed by either of us will be filed on behalf of each of us. This Agreement may be included as an exhibit to such joint filing.


ZURICH CANTONALBANK



/s/ C. Pfammatter
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Name: C. Pfammatter
Title: Head of Compliance


/s/ B. Heusi
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Name: B. Heusi
Title: Ass. Head of Compliance


PHARMA VISION AG



/s/ Dr. R. Stadler
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Name: Dr. R. Stadler
Title: Legal Counsel


/s/ M. Meier
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Name: M. Meier
Title: Controller